Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement (Form S-8 No. 333-170914) pertaining to Hudson Pacific Properties, Inc.'s Directors Stock Plan;
(2) Registration Statement (Form S-8 No. 333-167847) pertaining to Hudson Pacific Properties, Inc. and Hudson Pacific Properties, L.P. 2010 Incentive Award Plan;
(3) Registration Statement (Form S-8 No. 333-185497) pertaining to Hudson Pacific Properties, Inc. and Hudson Pacific Properties, L.P. 2010 Incentive Award Plan;
(4) Registration Statement (Form S-3 No. 333-175326) of Hudson Pacific Properties, Inc.; and
(5) Registration Statement (Form S-3 No. 333-176543) of Hudson Pacific Properties, Inc.;
and in the related Prospectuses of our report dated October 10, 2013, with respect to the combined statement of revenue and certain expenses of the Seattle Portfolio included in this Current Report (Form 8-K), filed with the Securities and Exchange Commission on October 10, 2013.

/s/ Ernst & Young LLP

Los Angeles, California
October 10, 2013